UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2018

Newmark Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38329	81-4467492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Park Avenue, New York, NY 10017

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 372-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

On August 3, 2018, the parent company of Newmark Group, Inc. (“Newmark”), BGC Partners, Inc. (“BGC Partners” or “BGC”), delivered a notice of redemption to the holders of its outstanding 8.125% Notes, which redemption (the “Redemption”) will occur on September 5, 2018 (the “Redemption Date”). Accordingly, on September 4, 2018, Newmark Partners, L.P. (“Newmark OpCo”) will borrow $112.5 million from BGC Partners, L.P. (“BGC U.S. OpCo”) pursuant to the existing Amended and Restated Credit Agreement, dated as of March 19, 2018, between Newmark and BGC, which loan will bear interest at an annual rate equal to 6.5% (such loan, the “Intercompany Loan”). Newmark OpCo will use the proceeds of the Intercompany Loan to repay the $112.5 million BGC Note (defined and described further below) on, or immediately prior to, September 5, 2018, the date on which BGC intends to redeem the outstanding $112.5 million aggregate principal amount of its 8.125% Senior Notes due 2042 (the “8.125% Notes”) as described in more detail below. The Board of Directors and Audit Committee of each of Newmark and BGC have approved the Intercompany Loan.

The transactions described above will result in an interest rate savings to Newmark of 1.625% per annum. Newmark expects to refinance this debt as a condition of pursuing a tax-free spin-off from BGC. As a result of such refinancing, Newmark would repay this borrowing from BGC and may be able to generate further interest rate savings.

As previously disclosed, on December 13, 2017, prior to the closing of the initial public offering of Newmark, BGC Partners, BGC Holdings, L.P., BGC U.S. OpCo and their respective subsidiaries (other than the Newmark group (defined below), the “BGC group”) transferred to Newmark, Newmark Holdings, L.P. and Newmark OpCo and their respective subsidiaries (the “Newmark group”) the assets and liabilities of the BGC group relating to BGC’s Real Estate Services business (the “Separation”). In connection with the Separation, BGC Partners retained the right to receive payments in respect of certain note obligations owed to BGC Partners by BGC U.S. OpCo that were assumed by Newmark OpCo, including a note issued by BGC U.S. OpCo to BGC Partners in connection with the issuance by BGC of the 8.125% Notes, in the aggregate principal amount of $112.5 million, referred to as the “BGC Note.”

BGC’s 8.125% Notes were issued pursuant to an Indenture, dated as of June 26, 2012, as supplemented by the First Supplemental Indenture, dated as of June 26, 2012, between BGC and U.S. Bank National Association, as trustee. BGC will redeem the 8.125% Notes at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date. In connection with the Redemption, under the terms of the BGC Note, Newmark OpCo is required to repay to BGC Partners the $112.5 million aggregate principal amount of the BGC Note, plus accrued and unpaid interest to, but excluding, the Redemption Date. As noted above, the Intercompany Loan will be used to fund Newmark OpCo’s repayment of the BGC Note.

Discussion of Forward-Looking Statements about Newmark and BGC Partners, Inc.

Statements in this document regarding Newmark and BGC that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. Except as required by law, Newmark and BGC undertake no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see Newmark’s and BGC’s Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in these filings and any updates to such risk factors contained in subsequent Forms 10-K, Forms 10-Q or Forms 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Newmark Group, Inc.

Date: August 7, 2018	By:	/S/ HOWARD W. LUTNICK
Name: Howard W. Lutnick
Title: Chairman

[Signature page to Newmark Group, Inc. 8-K regarding the Acceleration of the BGC Note in connection with the Redemption of BGC’s 8.125% Senior Notes due 2042]